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                                                                      EXHIBIT 11

                               KMART CORPORATION
                INFORMATION ON COMPUTATION OF EARNINGS PER SHARE


($ Millions, except per share data)                                                  13 Weeks Ended              26 Weeks Ended
                                                                                 -----------------------    ------------------------
                                                                                  July 26,     July 28,       July 26,     July 28,
                                                                                    2000         1999           2000         1999
                                                                                 -----------  ----------     ----------   ----------

I. Basic earnings per common share:

         Net income (loss) from continuing operations                              $  (448)    $    138       $   (426)    $    194
         Add: Discount on redemption of preferred securities, net                        -            -              9            -
     (a) Net income (loss) from continuing operations available                    -------     --------       --------     --------
          to common shareholders                                                      (448)         138           (417)         194
     (b) Discontinued operations, net of income taxes                                    -         (230)             -         (230)
                                                                                   -------     --------       --------     --------
     (c) Net loss available to common shareholders                                 $  (448)    $    (92)      $   (417)    $    (36)
                                                                                   =======     ========       ========     ========

     (d) Basic weighted average common shares outstanding                            481.3        495.2          481.8        494.6
                                                                                   =======     ========       ========     ========

     Basic earnings (loss) per common share:
         Net income (loss) from continuing operations available
          to common shareholders (a)/(d)                                           $ (0.93)    $   0.28       $  (0.87)    $   0.39
         Discontinued operations (b)/(d)                                                 -        (0.47)             -        (0.47)
                                                                                   -------     --------       --------     --------
         Net loss available to common shareholders (c)/(d)                         $ (0.93)    $  (0.19)      $  (0.87)    $  (0.08)
                                                                                   =======     ========       ========     ========

II. Diluted earnings per common share:

         Net income (loss) from continuing operations available
          to common shareholders                                                   $  (448)    $    138       $   (417)    $    194
         Add: Dividends on outstanding trust convertible preferred securities, net      12           12             23           25
     (e) Adjusted net income (loss) from continuing operations available           -------     --------       --------     --------
          to common shareholders                                                      (436)         150           (394)         219
     (f) Discontinued operations, net of income taxes                                    -         (230)             -         (230)
                                                                                   -------     --------       --------     --------
     (g) Adjusted net loss available to common shareholders                        $  (436)    $    (80)      $   (394)    $    (11)
                                                                                   =======     ========       ========     ========

         Basic weighted average common shares outstanding                            481.3        495.2          481.8        494.6
         Weighted average of outstanding trust convertible preferred securities       60.3         66.7           60.3         66.7
         Weighted average of redeemed trust convertible preferred securities             -            -            1.5            -
         Dilutive effect of stock options                                                -          5.1            0.2          5.7
         Dilutive effect of written put options                                        0.2            -            0.6            -
                                                                                   -------     --------       --------     --------
     (h) Diluted weighted average common shares outstanding                          541.8        567.0          544.4        567.0
                                                                                   =======     ========       ========     ========
     Diluted earnings (loss) per common share:
         Adjusted net income (loss) from continuing operations available
          to common shareholders (e)/(h)                                           $ (0.80)    $   0.26       $  (0.72)    $   0.39
         Discontinued operations (f)/(h)                                                 -        (0.41)             -        (0.41)
                                                                                   -------     --------       --------     --------
         Adjusted net loss available to common shareholders (g)/(h)                $ (0.80)    $  (0.15)      $  (0.72)    $  (0.02)
                                                                                   =======     ========       ========     ========
                                                                                     (1)                         (1)         (1)
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(1) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although it is contrary to paragraph 13 of SFAS 128 because it produces an anti-dilutive result.